UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 11, 2013
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 11, 2013, HealthSouth Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing third amended and restated credit agreement, dated August 10, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”). The parties to the Credit Agreement, as amended, are the Company, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time.
The Amendment made changes to the Credit Agreement to:

1)
permit, in addition to the existing specified amounts and types of permitted restricted payments, additional restricted payments so long as the senior secured leverage ratio is no greater than 1.5:1 after giving pro forma effect to those additional restricted payments; and

2)	extend the maturity date for the revolving credit facility from August 2017 to June 2018.
All other material terms of the Credit Agreement remain the same and are described in more detail in the Current Reports on Forms 8‑K and 8-K/A previously filed on November 1, 2010, November 23, 2010, May 11, 2011 and August 13, 2012. The Amendment provides for other changes that are not material to the Credit Agreement or the Company.
The Company's obligations under the Credit Agreement are secured by substantially all of (1) the real property owned by the Company and its subsidiary guarantors as of August 10, 2012 and (2) the current and future personal property of the Company and its subsidiary guarantors. The Company's obligations are guaranteed by the subsidiary guarantors pursuant to the amended and restated collateral and guarantee agreement (the “Collateral and Guarantee Agreement”), dated as of October 26, 2010, among the Agent, the Company, and its subsidiaries identified therein that was previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A on November 23, 2010.
The descriptions of the provisions of the Amendment, the Credit Agreement, and the Collateral and Guarantee Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the Amendment is expected to be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q. When filed, that Form 10-Q will also be available on the Company's website at http://investor.healthsouth.com under SEC filings.
Some of the lenders under the Credit Agreement and certain of their affiliates have engaged and in the future may engage in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: June 11, 2013